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                              JOHNSON OUTDOORS INC.







                                 NOTE AGREEMENT





                          Dated as of December 13, 2001







                       Re: $50,000,000 7.82% Senior Notes
                              Due December 13, 2008





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
                                TABLE OF CONTENTS

SECTION                           HEADING                                   PAGE

SECTION 1.            DESCRIPTION OF NOTES AND COMMITMENT.....................1

       Section 1.1.   Description of Notes....................................1
       Section 1.2.   Subsidiary Guaranty.....................................1
       Section 1.3.   Commitment, Closing Date................................2

SECTION 2.            PREPAYMENT OF NOTES.....................................2

       Section 2.1.   Required Prepayments....................................2
       Section 2.2.   Optional Prepayments of Notes...........................3
       Section 2.3.   Prepayment of Notes upon Change of Control..............3
       Section 2.4.   Notice of Optional Prepayments..........................4
       Section 2.5.   Allocation of Prepayments...............................5
       Section 2.6.   Direct Payment..........................................5

SECTION 3.            REPRESENTATIONS.........................................5

       Section 3.1.   Representations of the Company..........................5
       Section 3.2.   Purchase for Investment.................................5
       Section 3.3.   Source of Funds.........................................5

SECTION 4.            CLOSING CONDITIONS......................................7

       Section 4.1.   Closing Certificate.....................................7
       Section 4.2.   Legal Opinions..........................................7
       Section 4.3.   Company's Existence and Authority.......................7
       Section 4.4.   Consent of Holders of Other Securities..................7
       Section 4.5.   Legality of Investment..................................8
       Section 4.6.   Satisfactory Proceedings................................8
       Section 4.7.   Waiver of Conditions....................................8
       Section 4.8.   Private Placement Numbers...............................8
       Section 4.9.   Subsidiary Guaranty.....................................8
       Section 4.10.  Intercreditor Agreement.................................8
       Section 4.11.  Payment of Closing Costs................................8

SECTION 5.            COMPANY COVENANTS.......................................9

       Section 5.1.   Corporate Existence, Etc................................9
       Section 5.2.   Insurance...............................................9
       Section 5.3.   Taxes, Claims for Labor and Materials,
                        Compliance with Laws..................................9
       Section 5.4.   Maintenance, Etc.......................................10
       Section 5.5.   Nature of Business.....................................10
       Section 5.6.   Limitations on Indebtedness............................10
       Section 5.7.   Limitation on Liens....................................11

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       Section 5.8.   Mergers, Consolidations, Sales of Assets, Etc..........13
       Section 5.9.   Consolidated Net Worth.................................17
       Section 5.10.  Fixed Charge Coverage Ratio............................17
       Section 5.11.  Distributions..........................................17
       Section 5.12.  Investment.............................................18
       Section 5.13.  Repurchase of Notes....................................20
       Section 5.14.  Transactions with Affiliates...........................20
       Section 5.15.  ERISA Compliance.......................................20
       Section 5.16.  Reports and Rights of Inspection.......................21
       Section 5.17.  Subsidiary Guaranty....................................24
       Section 5.18.  Restrictions on Subsidiaries...........................25

SECTION 6.            EVENTS OF DEFAULT AND REMEDIES THEREFOR................25

       Section 6.1.   Events of Default......................................25
       Section 6.2.   Notice to Holders......................................27
       Section 6.3.   Acceleration of Maturities.............................27
       Section 6.4.   Rescission of Acceleration.............................27

SECTION 7.            AMENDMENTS, WAIVERS AND CONSENTS.......................28

       Section 7.1.   Consent Required.......................................28
       Section 7.2.   Effect of Amendment or Waiver..........................28
       Section 7.3.   Solicitation of Holders................................28

SECTION 8.            INTERPRETATION OF AGREEMENT; DEFINITIONS...............29

       Section 8.1.   Definitions............................................29
       Section 8.2.   Accounting Principles..................................37
       Section 8.3.   Directly or Indirectly.................................37

SECTION 9.            MISCELLANEOUS..........................................37

       Section 9.1.   Registration of Notes..................................37
       Section 9.2.   Exchange of Notes......................................37
       Section 9.3.   Loss, Theft, Etc. of Notes.............................37
       Section 9.4.   Expenses, Stamp Tax Indemnity..........................38
       Section 9.5.   Powers and Rights Not Waived; Remedies Cumulative......38
       Section 9.6.   Notices................................................38
       Section 9.7.   Successors and Assigns.................................39
       Section 9.8.   Survival of Covenants and Representations..............39
       Section 9.9.   Severability...........................................39
       Section 9.10.  Reproduction of Documents..............................39
       Section 9.11.  Governing Law; Waiver of Jury Trial....................39
       Section 9.12.  Captions...............................................40

Signature....................................................................41

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ATTACHMENTS TO NOTE AGREEMENT:

Schedule I      --      Names and Addresses of Purchasers
Schedule II     --      Description of Subsidiaries and Indebtedness of the
                        Company and its Restricted Subsidiaries
Exhibit A       --      Form of 7.82% Senior Note
Exhibit B       --      Closing Certificate of the Company
Exhibit C       --      Description of Closing Opinion of Special Counsel
Exhibit D       --      Description of Closing Opinion of Independent Counsel
                        to Company
Exhibit E       --      Form of Subsidiary Guaranty
Exhibit F       --      Form of Intercreditor Agreement

                              JOHNSON OUTDOORS INC.
                                1326 Willow Road
                                  P.O. Box 901
                        Sturtevant, Wisconsin 53177-0901


                                 NOTE AGREEMENT


         Re:              $50,000,000 7.82% Senior Notes
                              Due December 13, 2008

                                                   Dated as of December 13, 2001
To the Purchasers Named
in Schedule I Hereto which
are signatories to this Agreement

Ladies and Gentlemen:

         The undersigned, JOHNSON OUTDOORS INC., a Wisconsin corporation, its successors and assigns (the "Company"), agrees with the purchasers named in
Schedule I to the Agreement (the "Purchasers") as follows:

SECTION 1.           DESCRIPTION OF NOTES AND COMMITMENT.

         Section 1.1. Description of Notes. The Company will authorize the issue and sale of $50,000,000 aggregate principal amount 7.82% Senior Notes due December 13, 2008 (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.82% per annum, payable semiannually on the thirteenth day of June and December in each year (commencing June 13, 2002) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate (as hereinafter defined) after the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on December 13, 2008, and to be substantially in the form attached hereto as Exhibit A.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their express maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in ss.2 of this Agreement. The terms which are capitalized herein shall have the meanings set forth in ss.8.l hereof unless the context shall otherwise require.

         Section 1.2. Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty (the "Subsidiary Guaranty"), which shall be in substantially the form attached hereto as Exhibit E.

         Payments under the Subsidiary Guaranties shall be subject to the terms of an Intercreditor Agreement dated as of December 13, 2001 (the "Intercreditor Agreement") which shall be in substantially the form attached hereto as Exhibit F among the Purchasers, the banks which are parties to the Bank Credit Agreement and certain other creditors of the Company which are beneficiaries of Guaranties by Subsidiary Guarantors.

         Section 1.3. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue Notes in the aggregate principal amount of $50,000,000 and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, on the Closing Date mentioned below, Notes in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof.

         Delivery of the Notes to be purchased by each Purchaser will be made at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, against payment therefor by such Purchaser by wire transfer of Federal or other funds current and immediately available at the principal office of Bank One NA, in Chicago, Illinois, ABA 071000013 for the account of the Company Account No. 5529069, in the amount of the purchase price, at or about 10:00 A.M., on December 18, 2001 (the "Closing Date"). The Notes delivered to any Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

SECTION 2.           PREPAYMENT OF NOTES.

         No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement.

         Section 2.1.    Required Prepayments.

         (a) Required Prepayment of Notes. In addition to paying the entire remaining outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees to prepay and apply and there shall become due and payable on December 13, 2004 and on each December 13 thereafter, to and including December 13, 2007, on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $10,000,000, or (ii) the aggregate principal amount of the Notes outstanding.

         (b) Effects of Required Prepayments. No Make-Whole Amount shall be payable in connection with any required prepayment made pursuant to ss.2.1(a). Except as set forth in the next succeeding paragraph, any payment of less than all the Notes pursuant to the provisions of ss.2.2 shall not relieve the Company of the obligation to make required payments or prepayments on the Notes in accordance with the terms of ss.2.1(a).

         In the event the Company shall prepay less than all of the Notes pursuant to ss.2.2 or repurchase any Notes in accordance with ss.5.13, the amount of the prepayments required by ss.2.1(a) shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of Notes so prepaid or repurchased is of the aggregate principal amount of outstanding Notes immediately prior to such prepayment or repurchase.

         Section 2.2. Optional Prepayments of Notes. In addition to the prepayments required by ss.2.1(a) and ss.2.3, the Company shall have the privilege at any time of prepaying the then outstanding Notes, either in whole or in part (but if in part then in units of $1,000,000 in the aggregate or an integral multiple of $100,000 in the aggregate in excess thereof) by payment of the principal amount of the Notes and accrued interest thereon to the date of such prepayment, together with an amount equal to the then applicable Make-Whole Amount, determined as of three business days prior to the date of such prepayment pursuant to this ss.2.2.

         Section 2.3. Prepayment of Notes upon Change of Control. In the event that any Change of Control (as hereinafter defined) shall occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in ss.9.6 of this Agreement to the holders of the Notes. The Company Notice shall be delivered promptly and in any event no later than three business days following the occurrence of any Change of Control. The Company Notice shall
(a) describe the facts and circumstances of such Change of Control in reasonable detail, (b) make reference to this ss.2.3 and the right of the holders of the Notes to require payment on the terms and conditions provided for in this ss.2.3, (c) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment and an amount equal to the then applicable Make-Whole Amount and (d) specify the date for such prepayment (the "Change of Control Prepayment Date") which Change of Control Prepayment Date shall be no earlier than fifteen (15) days after the receipt of the Company Notice and no later than thirty (30) days after the date the Change of Control occurred. The holders of at least 40% in aggregate principal amount of outstanding Notes shall have the right, by written notice given to the Company not later than three business days prior to the Change of Control Prepayment Date, to demand that the Company prepay all (but not less than all) of the Notes then held by such holders on such Change of Control Prepayment Date. If no such request shall be made by a holder, such holder shall be deemed to have declined the Company's offer of prepayment. The prepayment price of any Notes payable upon the Change of Control Prepayment Date shall be an amount equal to 100% of the principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with an amount equal to the then applicable Make-Whole Amount, determined as of three business days prior to the date of such prepayment pursuant to this ss.2.3.

         Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment and an amount equal to the Make-Whole Amount at any time within ninety days after such holder has actual knowledge of any such Change of Control. Notice of any required prepayment pursuant to this ss.2.3 shall be delivered by any holder of Notes which was entitled to, but did not receive, such Company Notice to the Company after such holder has actual knowledge of such Change of Control. On the date (the "Delayed Prepayment Date") designated in such holder's notice (which shall be not earlier than 10 business days after the date of such holder's notice), the Company shall prepay in full all Notes held by such holder together with accrued interest thereon to the date of prepayment and an amount equal to the Make-Whole Amount, determined as of three business days prior to the date of such prepayment pursuant to this ss.2.3. If the holder of any Note gives any notice pursuant to this second paragraph of ss.2.3, the Company shall give a Company Notice within two business days of receipt of such notice and identify the Delayed Prepayment Date to all holders of the Notes and each of such holders shall then and thereupon have the rights with respect to the prepayment of its Notes as set forth in this ss.2.3; provided only that any date for prepayment of such holder's Notes shall be the Delayed Prepayment Date.

         As used in this ss.2.3, a "Change of Control" of the Company shall be deemed to have occurred at such time or times as the Johnson Family (as hereinafter defined), shall fail to own, directly or indirectly, with full power to vote or to direct the voting of, more than 51% of the voting power of the Voting Stock of the Company.

         The term "Johnson Family" shall mean, collectively, (i) Samuel C. Johnson, his spouse, their children or grandchildren; (ii) any trust directly or indirectly controlled by any one or more of such persons described in (i) or any corporation described in (iii) below or any present or former officer of any such corporation; (iii) any corporation or partnership in which voting control as to such entity is held, directly or indirectly, by any one or more of such persons described in (i) or such trusts described in (ii) or by the executor or administrator of the estate or other legal representative of any such person described in (i); and (iv) the executor or administrator of the estate or other legal representative of any person described in (i).

         Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to ss.2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a Make-Whole Amount may be payable, (d) the date when such Make-Whole Amount will be calculated which shall be the date three business days prior to the prepayment date, (e) the estimated Make-Whole Amount and (f) the accrued interest applicable to such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation thereof.

         Section 2.5. Allocation of Prepayments. All partial prepayments of Notes shall be applied on all outstanding Notes being prepaid ratably in accordance with the unpaid principal amounts thereof.

         Section 2.6. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by any Purchaser or such Purchaser's nominee or owned by any other Institutional Holder or its nominee which has given written notice to the Company requesting that the provisions of this ss.2.6 shall apply, the Company will promptly and punctually pay when due the principal thereof and the Make-Whole Amount, if any, and interest thereon, without any presentment thereof directly to such Purchaser, such Purchaser's nominee or any such subsequent Institutional Holder or its nominee at its address or such nominee's address set forth in Schedule I or at such other address as such Purchaser, any such Purchaser's nominee or any such subsequent Institutional Holder may from time to time designate in writing to the Company or, if an account with a United States bank is designated for such Purchaser or such Purchaser's nominee on Schedule I hereto or in any written notice to the Company from such Purchaser, such Purchaser's nominee or any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account before 10:00 A.M., marked for attention as indicated, or in such other manner or to such other account in any bank in the United States as such Purchaser, such Purchaser's nominee or any such subsequent Institutional Holder may from time to time direct in writing.

SECTION 3.           REPRESENTATIONS.

         Section 3.1. Representations of the Company. The Company represents and warrants that all representations set forth in the form of Closing Certificate attached hereto as Exhibit B are true and correct as of the date of the execution and delivery hereof by the Company and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         Section 3.2. Purchase for Investment. (a) Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof; provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser acknowledges that the Notes have not and will not be registered under the Act and hereby agrees that it will not reoffer, resell, pledge or otherwise transfer the Notes purchased by it under this Agreement except pursuant to any available exemption from the requirements of Section 5 of the Act and in accordance with any applicable state securities laws.

         Section 3.3. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued

         July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser prior to the execution and delivery of this Agreement has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this ss.3.3, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 4.           CLOSING CONDITIONS.

         The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

         Section 4.1. Closing Certificate. Concurrently with the delivery of Notes to such Purchaser on the Closing Date, such Purchaser shall have received a Closing Certificate dated the Closing Date, signed by the Chief Financial Officer of the Company, substantially in the form attached hereto as Exhibit B, the truth and accuracy of which on the Closing Date shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be purchased by such Purchaser.

         Section 4.2. Legal Opinions. Concurrently with the delivery of Notes to such Purchaser on the Closing Date, such Purchaser shall have received from Chapman and Cutler, who is acting as special counsel to the Purchaser in this transaction and from Foley & Lardner, independent counsel to the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits C and D, attached hereto.

         Section 4.3. Company's Existence and Authority. On or prior to the Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser, such documents and evidence with respect to the Company as such Purchaser may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

         Section 4.4. Consent of Holders of Other Securities. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company and any amendments of agreements pursuant to which any Securities may have been issued which will be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to such Purchaser.

         Section 4.5. Legality of Investment. The Notes to be purchased by any Purchaser shall be a legal investment for such Purchaser under the laws of each jurisdiction to which such Purchaser may be subject (without resort to any so-called basket provisions to such laws).

         Section 4.6. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

         Section 4.7. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to any Purchaser on such date or if the conditions specified in this ss.4 have not been fulfilled, any Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this ss.4 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this ss.4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive such Purchaser's rights against the Company.

         Section 4.8. Private Placement Numbers. The Company shall have obtained for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Bureau (in cooperation with the Securities Valuation office of the National Association of Insurance Commissioners).

         Section 4.9. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

         Section 4.10. Intercreditor Agreement. The Intercreditor Agreement shall have been duly authorized, executed and delivered by each of the Purchasers and the administrative agent on behalf of the banks which are parties to the Bank Credit Agreement and any other creditors which are beneficiaries of Guaranties by Subsidiary Guarantors.

        Section 4.11. Payment of Closing Costs. The Company shall have paid the costs, expenses and disbursements of the Purchasers' special counsel which are reflected in statements of such counsel rendered prior to the Closing pursuant to ss.9.4; and thereafter (without limiting the provisions of ss.9.4) the Company will pay, promptly upon receipt of any supplemental statements therefor, additional costs or fees, if any, and expenses and disbursements of the Purchasers' counsel in connection with the Closing (including disbursements unposted as of the Closing Date) and attention to post-Closing matters.

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SECTION 5.           COMPANY COVENANTS.

         From and after the date of this Agreement and continuing so long as any amount remains unpaid on any date:

         Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence. The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, all franchises, licenses and permits necessary to the proper conduct of its business. The foregoing provisions of this ss.5.1 shall not, however, prevent any transaction not prohibited by ss.5.8.

         Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers consistent with such forms and amounts and against such risks as are presently maintained by the Company and its Restricted Subsidiaries provided that, notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall maintain insurance coverage in such forms and amounts and against such risks as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties.

         Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any of its property; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, (2) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by the Company to be adequate with respect thereto and (3) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries.

         (b) The Company will promptly comply, and will cause each Restricted Subsidiary to comply, in all material respects with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted subsidiaries, taken as whole, or would result in any Lien not permitted under ss.5.7.

         Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged by the Company and its Restricted Subsidiaries on the date of this Agreement.

         Section 5.6. Limitations on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any additional Current Debt or Funded Debt except:

                  (1) the Notes;

                  (2) Current Debt and Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and described on Schedule II attached hereto;

                  (3) Current Debt or Funded Debt of the Company and its Restricted Subsidiaries; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt would not exceed 55% of Consolidated Total Capitalization, provided that for purposes of any determination of additional Funded Debt to be issued or incurred within the limitation of this ss.5.6(a)(3), the Average Outstanding Balance of Consolidated Current Debt (as defined in ss.5.6(e) below) computed for the Compliance Period (as defined in ss.5.6(e) below) preceding the date of any such determination shall be deemed to constitute outstanding Funded Debt of the Company incurred as of the last day of such Compliance Period and, except to the extent that any such Current Debt was refinanced with Funded Debt, in which case such Current Debt, to the extent it was refinanced with Funded Debt, will not be deemed to constitute Funded Debt, shall be deemed outstanding at all times prior to the end of the next Compliance Period; and

                  (4) additional Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to an Eighty Percent-Owned Restricted Subsidiary.

         (b) The Company will not at any time permit the sum of (i) Current Debt and Funded Debt of Restricted Subsidiaries (other than Current Debt and Funded Debt owed to the Company or an Eighty Percent-Owned Restricted Subsidiary and Excluded Subsidiary Obligations), plus (ii) Funded Debt of the Company and Restricted Subsidiaries secured by Liens permitted by ss.5.7(a)(9) to exceed 25% of Consolidated Tangible Assets.

         (c) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this ss.5.6 be deemed to have created, assumed or incurred or issued at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such Person existing immediately after it becomes a Restricted Subsidiary.

         (d) The renewal, extension or refunding of any Current Debt or Funded Debt issued or incurred in accordance with the limitations of this ss.5.6 shall constitute the issue of additional Current Debt or Funded Debt, as the case may be, which is, in turn, subject to the limitations of the applicable provisions of this ss.5.6.

         (e) For the purposes of ss.5.6(a) hereof, the following terms shall have the meanings ascribed to them below:

                  "Average Outstanding Balance of Consolidated Current Debt" shall mean the average of the aggregate unpaid principal amounts of Consolidated Current Debt outstanding on each of the Company's July fiscal month-end, August 15, the Company's August fiscal month-end, September 15 and the Company's September fiscal month-end for each Compliance Period.

                  "Compliance Period" shall mean the period beginning on the date of the Company's July fiscal month-end and ending on the date of the Company's September fiscal month-end in each calendar year.

         (f) The Company will not at any time permit Indebtedness of Foreign Subsidiaries outstanding pursuant to the Bank Credit Agreement to exceed 10.5% of Consolidated Tangible Assets.

         (g) The Company will not permit any Restricted Subsidiary to become a direct borrower , co-obligor or guarantor under the Bank Credit Agreement; provided that (i) Foreign Subsidiaries may become direct borrowers under the Bank Credit Agreement within the limitations of this ss.5.6, and (ii) subject to ss.5.17, Subsidiary Guarantors may be obligated on the subsidiary guaranties under the Bank Credit Agreement.

         Section 5.7. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire or permit any Restricted Subsidiary to acquire any property or assets pursuant to conditional sales agreements or other title retention devices, except:

                  (1) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by ss.5.3;

                  (2) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (3) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, warehousemen's and attorneys' liens, statutory landlords' liens, workers' compensation liens and ERISA liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that the aggregate amount of the obligations so secured will not materially impair the value of the assets so secured or the use thereof in the ordinary course of business and provided, further, that in each case, the obligation so secured will not exceed $1,000,000 and is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (5) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to an Eighty Percent-Owned Restricted Subsidiary;

                  (6) Liens existing as of the date of this Agreement securing Indebtedness of the Company or any Restricted Subsidiary outstanding on such date and described on Schedule II attached to this Agreement;

                  (7) Liens incurred after the date of this Agreement given to secure the payment of the cost of the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary; provided that (i) the Lien shall attach solely to the fixed assets acquired or constructed, (ii) the Lien shall have been created or incurred within twelve (12) months of the date of acquisition or the date of completion of construction, as the case may be, of such fixed assets, (iii) at the time of the acquisition or construction of such fixed assets the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total cost or fair market value at the time of acquisition or completion of construction of such fixed assets (as determined in good faith by the Board of Directors of the Company) and (iv) all such Indebtedness shall have been incurred within the applicable limitations of ss.5.6;

                  (8) Liens existing on any assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, so long as they were not incurred, extended or renewed in contemplation of such acquisition; provided that (i) any such Lien shall attach solely to the assets acquired or the assets of such business entity and (ii) at the time of the acquisition of the assets or business entity, as the case may be, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such assets (whether or not assumed by the Company or such Restricted Subsidiary) shall not be in excess of the fair market value of such assets at the time of such acquisition (as determined in good faith by the Board of Directors of the Company);

                  (9) Liens incurred after the date of this Agreement given to secure Funded Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (1) through
         (8) hereof; provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations of ss.5.6; and

                  (10) any extension, renewal or replacement of any Lien permitted by the preceding clauses (6), (7) and (8) of this ss.5.7 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same such property and (ii) such extension, renewal or refunding of such Indebtedness shall have been incurred within the applicable limitations of ss.5.6.

         (b) In the event any property or assets of the Company or any Restricted Subsidiary are subjected to a Lien not otherwise permitted by this ss.5.7, the Company will make or cause to be made provision whereby the Notes will be secured, to the full extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Notes shall (but only in such event) have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien on such property or assets equally and ratably securing the Notes. Compliance with the provisions of this paragraph shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of this ss.5.7.

         Section 5.8. Mergers, Consolidations, Sales of Assets, Etc. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with or liquidate into any other Person; provided, however, that:

                  (1) any Restricted Subsidiary may merge or consolidate with or liquidate into the Company, any Wholly-Owned Subsidiary or any Restricted Subsidiary that is the direct or indirect parent of such Restricted Subsidiary and any Restricted Subsidiary (other than a Principal Subsidiary) may merge or consolidate with or liquidate into any other Restricted Subsidiary so long as (i) in any merger or consolidation involving the Company, the Company shall be the surviving corporation and (ii) in any merger, consolidation or liquidation involving a Domestic Restricted Subsidiary and a non-

         Domestic Restricted Subsidiary, the Domestic Restricted Subsidiary shall be the surviving corporation; and

                  (2) the Company or any Restricted Subsidiary may consolidate or merge with any other corporation if (i) (in the case of a merger or consolidation involving the Company) the surviving or acquiring corporation (if other than the Company) (A) is organized and existing under the laws of any State of the United States of America or the District of Columbia, (B) shall expressly assume in writing the due and punctual performance of all obligations of the Company under this Agreement and the due and punctual payment of the principal of and Make-Whole Amount if any, and interest on all the Notes, according to their tenor, and (C) the Company or such surviving or acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving or acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), or (ii) (in the case of a merger or consolidation involving a Restricted Subsidiary) such Restricted Subsidiary shall be the surviving corporation and (iii) in the case of any consolidation or merger described in either (i) or
         (ii), at the time of such consolidation or merger, and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company, such surviving or acquiring corporation or such Restricted Subsidiary, as the case may be, would be permitted to incur at least $1 of additional Funded Debt under the applicable provisions of ss.5.6.

         (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of, assets (other than (x) sales of goods, products, inventory or services in the ordinary course of business to customers, (y) the sale, lease, transfer or disposition of assets to the Company or a Domestic Restricted Subsidiary if a merger between such transferor and such Domestic Restricted Subsidiary would be permitted under ss.5.8(a)(1), and (z) sales or other dispositions of assets, having a fair market value (as determined in good faith by the chief financial officer of the Company) in any single sale or disposition of not greater than $250,000 which the Company determines have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the conduct of its business); provided that the foregoing restrictions do not apply to the sale of assets for cash or property to a Person or Persons if all of the following conditions are met:

                  (1) either (i) the net book value of such assets, when added to the net book value of all other assets sold, leased, transferred or otherwise disposed of by the Company and its Restricted Subsidiaries pursuant to this ss.5.8(b)(1) during the immediately preceding twelve-month period do not constitute 10% of Consolidated Total Assets (determined as of the end of the immediately preceding fiscal quarter) or (ii) the sum of the portions of Consolidated Net Income contributed for the immediately preceding twelve-month period (each as determined in good faith by the chief financial officer of the Company) by (A) such assets, (B) each Restricted Subsidiary (or portion thereof) disposed of during such period and (C) other assets of the Company and its Restricted Subsidiaries disposed of during such period pursuant to this ss.5.8(b)(1) do not constitute 10% of Consolidated Net Income for such period; and

                  (2) immediately after the consummation of the transaction and after giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted to incur at least $1 of additional Funded Debt under the provisions of ss.5.6(a)(3).

         Computations made pursuant to ss.5.8(b)(1) shall include dispositions made pursuant to ss.ss.5.8(c)(3) and 5.8(c)(4) and computations pursuant to ss.ss.5.8(c)(3) and 5.8(c)(4) shall include dispositions made pursuant to ss.5.8(b)(1).

         (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock (including as "stock" for the purposes of this ss.5.8(c), any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into such stock) of any Restricted Subsidiary, and the Company will not permit any Restricted Subsidiary to issue any shares of stock of such Restricted Subsidiary (except for any sale, transfer, issuance or other disposition of stock to the Company or a Restricted Subsidiary if a merger between such transferor or issuer and such Restricted Subsidiary would be permitted under ss.5.8(a)(1)); provided that the foregoing restrictions do not apply to:

                  (1) the sale, transfer or issuance of directors' qualifying shares of capital stock;

                  (2) the sale, transfer or issuance of any de minimis number of shares of capital stock to foreign domiciliaries as may be required by law;

                  (3) the sale, transfer or other disposition of all or any part of the shares of capital stock of any Restricted Subsidiary (other than a Principal Subsidiary);

                  (4) the sale, transfer or other disposition of all shares of capital stock of a Principal Subsidiary held by the Company and its Restricted Subsidiaries if all of the following conditions are met:

                           (i) simultaneously with such sale, transfer, or
                  disposition, all shares of stock and all Indebtedness of such Principal Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (ii) the Board of Directors of the Company shall have
                  determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

                           (iii) said shares of stock and Indebtedness are sold,
                  transferred or otherwise disposed of to a Person or Persons, for cash and/or tangible assets and on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory; and

                           (iv) the Principal Subsidiary being disposed of shall
                  not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of;

                  (5) the sale, transfer or issuance of shares of capital stock of a Restricted Subsidiary in connection with the purchase or other acquisition by the Company or a Restricted Subsidiary of all or substantially all of the capital stock, properties or assets of any Person or all or substantially all of the properties or assets of any Person which constitute a distinct product line, division or other operating segment; provided that:

                           (i) after giving effect to such sale, transfer or
                  issuance and such purchase or other acquisition, no Default or Event of Default would then exist;

                           (ii) the aggregate fair value of all such capital
                  stock, properties or assets so acquired attributable to the issuance, sale or transfer of such shares of capital stock in each sale, transfer or issuance of such shares shall equal or exceed the fair value of such shares (in each case as determined in good faith by the Board of Directors of the Company at the time of such acquisition taking into consideration the terms of any written agreement described in ss.5.8(c)(5)(iii) below); and

                           (iii) the shares of capital stock are sold,
                  transferred or issued pursuant to a written agreement which
                  (A) contemplates the subsequent purchase or redemption of such shares by the Company or the Restricted Subsidiary whose shares have been so sold, transferred or issued or any direct or indirect parent of such Restricted Subsidiary upon request of the transferee of such shares or upon demand by the Company or such Restricted Subsidiary or any direct or indirect parent of such Restricted Subsidiary made pursuant to the terms of such written agreement at a price or prices computed by reference to such formulas or indices or other references as are determined in good faith by the Board of Directors of the Company at the time of such acquisition to be in the best interests of the Company and its Restricted Subsidiaries and
                  (B) prohibits the transfer of such shares to any Person other than the Company or the Restricted Subsidiary whose shares have been so sold, transferred or issued or any direct or indirect parent of such Restricted Subsidiary; and

                  (6) the sale, transfer or issuance of capital stock to employees of Restricted Subsidiaries as part of any incentive stock arrangement other than any incentive stock agreement entered into in connection with any purchase or acquisition contemplated by ss.5.8(c)(5) provided that:

                           (i) after giving effect to such issuance no
                  Restricted Subsidiary shall cease to be a Restricted Subsidiary; and

                           (ii) the aggregate fair value (in each case
                  determined in good faith at the time of such issuance by the Board of Directors of the Company or such person or committee as the Board of Directors of the Company may authorize to make such determination pursuant to the terms of any such incentive stock arrangement) of all shares of capital stock of such Restricted Subsidiaries issued to such employees shall not exceed $2,000,000;

provided, however, that notwithstanding the foregoing, any sale, transfer, issuance or other disposition of shares pursuant to ss.ss.5.8(c)(3) or 5.8(c)(4) may not be consummated if either (y) the net book value of the assets of such Restricted Subsidiary attributable to such sale, transfer, issuance or other disposition of shares when added to the net book value of all other assets sold, leased, transferred or otherwise disposed of by the Company and its Restricted Subsidiaries during the immediately preceding twelve-month period would constitute more than 10% of Consolidated Total Assets (determined as of the end of the immediately preceding fiscal quarter) or (z) the portions of Consolidated Net Income for the immediately preceding twelve-month period contributed (each as determined in good faith by the chief financial officer of the Company) by
(1) such assets, (2) each Restricted Subsidiary (or portion thereof) disposed of during such period and (3) other assets of the Company and its Restricted Subsidiaries sold, leased, transferred or otherwise disposed of by the Company and its Restricted Subsidiaries during such period would exceed 10% of Consolidated Net Income for such period.

         Computations made with respect to ss.ss.5.8(c)(3) and 5.8(c)(4) as contemplated by this ss.5.8(c) shall include dispositions made within the provisions of ss.ss.5.8(b)(1) and computations made pursuant to ss.ss.5.8(b)(1) shall include dispositions made pursuant to ss.ss.5.8(c)(3) and 5.8(c)(4).

         Section 5.9. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) $93,435,000, plus (b) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended September 30, 2002.

        Section 5.10. Fixed Charge Coverage Ratio. The Company will keep and maintain the Fixed Charge Coverage Ratio at not less than 1.5 to 1; provided that on not more than one occasion the Fixed Charge Coverage Ratio can be less than 1.5 to 1 so long as it is greater than 1.2 to 1.

         Section 5.11. Distributions. (a) The Company will not, and will not permit any Restricted Subsidiary to, except as hereinafter provided:

                  (1) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company and dividends paid by Restricted Subsidiaries to the Company or other Restricted Subsidiaries in respect of capital stock of Restricted Subsidiaries owned by the Company or such other Restricted Subsidiaries); or

                  (2) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (i) in exchange for or out of the net cash proceeds to the Company obtained within three months of such purchase, redemption or retirement from the issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock, or (ii) in connection with any purchase or redemption of any shares of capital stock sold, transferred or issued in accordance with ss.ss.5.8(c)(1), 5.8(c)(2) or 5.8(c)(5)); or

                  (3) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Distributions"), unless after giving effect thereto no Default or Event of Default would exist and the aggregate amount of Distributions made during the period from and after September 29, 2001 to and including the date of the making of the Distributions in question would not exceed the sum of (1) $16,412,000, plus (2) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

         (b) For the purposes of this ss.5.11, the amount of any Distribution declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Distribution in question.

         (c) The Company will not authorize or make a Distribution on its capital stock if after giving effect to the proposed Distribution:

                  (1) a Default or Event of Default would exist, or

                  (2) the Company could not incur at least $1.00 of additional Funded Debt pursuant to ss.5.6(a)(3).

         Section 5.12. Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

                  (a) Investments by the Company or a Restricted Subsidiary in and to Restricted Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Restricted Subsidiary;

                  (b) Investments in property or assets to be used in the usual and ordinary course of business of the Company or its Restricted Subsidiaries; provided that, after giving effect to any such Investment, the Company remains in compliance with ss.5.5 hereof;

                  (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the highest rating by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or another credit rating agency of recognized national standing;

                  (d) Investments in direct obligations of the federal governments of the United States of America, Canada or England and Wales or any direct agency or instrumentality of any thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the federal governments of the United States of America, Canada or England and Wales or any direct agency or instrumentality of any thereof, as the case may be, in each case, maturing in twelve months or less from the date of acquisition thereof;

                  (e) Term Federal funds and banker's acceptances maturing within 180 days from the date of acquisition thereof and issued by a bank organized under the laws of the United States, Canada, or England and Wales, having capital, surplus and undivided profits aggregating at least U.S. $l00,000,000; provided that the issuing institution has a rating of A- or better by Keefe Bank Watch Service;

                  (f) Investments in certificates of deposit maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated A or better by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc. or by Moody's Investors Service, Inc.;

                  (g) loans or advances in the usual and ordinary course of business to officers, directors, and employees incidental to carrying on the business of the Company or any Restricted Subsidiary;

                  (h) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries; and

                  (i) other Investments (in addition to those permitted by the foregoing provisions of this ss.5.12); provided that (1) all such other Investments shall not exceed in the aggregate 25% of Consolidated Tangible Net Worth Available for Investments and (2) after giving effect to such other Investments, no Default or Event of Default would exist.

         In valuing any Investments for the purpose of applying the limitations set forth in this ss.5.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this ss.5.12, at any time when a Person becomes a Restricted Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Restricted Subsidiary, at such time.

         Section 5.13. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made in writing to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary repurchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

         Section 5.14. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except transactions reasonably deemed by the Company in good faith to be in the best business interests of the Company or the concerned Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 5.15. ERISA Compliance. The Company will not, and will not permit any Subsidiary to:

                  (a) permit any Plans at any time maintained by the Company or any such Subsidiary to have any Unfunded Vested Pension Liabilities in excess of $1,000,000 in the aggregate. As used herein, "Unfunded Vested Pension Liability" shall mean an excess of the actuarial present value of accumulated vested Plan benefits as at the end of the immediately preceding Plan year of such Plans (or as of any more recent valuation date) over the net assets allocated to such Plans which are available for benefits, all as determined and disclosed in the most recent actuarial valuation report for such Plans;

                  (b) cause any Plan which it or any Subsidiary maintains or in which it or any Subsidiary participates at any time to:

                           (1) engage in any "prohibited transaction" (as such
                  term is defined in ERISA);

                           (2) incur any "accumulated funding deficiency" (as
                  such term is defined in ERISA) whether or not waived; or

                           (3) terminate any such Plan in a manner which could
                  result in the imposition of a lien on any property of the Company or any of its Subsidiaries pursuant to ERISA;

                  (c) permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; or

                  (d) withdraw from any Multiemployer Plan if such withdrawal shall subject the Company or any Subsidiary to withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA) in excess of $100,000.

         All assumptions and methods used to determine the actuarial valuation of vested employee benefits under any Plan at any time maintained by the Company or any Subsidiary and the present value of assets of such Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

        Section 5.16. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, in accordance with relevant accounting principles consistently applied and in the case of the Company and any Domestic Restricted Subsidiaries in accordance with GAAP (except for changes disclosed in the financial statements furnished to the Holders pursuant to this ss.5.16 and concurred in by the independent public accountants referred to in ss.5.16(b)), and will furnish to each Institutional Holder of the outstanding Notes (in duplicate if so specified below or otherwise requested) and, in the case of the financial statements delivered pursuant to paragraph (b) of this ss.5.16, to the Securities Valuation Office, National Association of Insurance Commissioners, 67 Wall Street, New York, New York 10005:

                  (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                           (1) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries as of the close of such quarterly period, setting forth in comparative form the consolidated figures for the corresponding period for the preceding fiscal year,

                           (2) a consolidated statement of income of the Company
                  and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                           (3) a consolidated statement of cash flows of the
                  Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

                           (1) consolidated balance sheets of the Company and
                  its Restricted Subsidiaries as of the close of such fiscal year, and

                           (2) consolidated statements of income and retained
                  earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company, unqualified as to scope, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Audit Reports. Promptly upon initiation thereof, written notice of each interim or special audit to be made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter to be delivered from such accountants in connection therewith;

                  (d) SEC and Other Reports. Promptly (and in any event within 30 days) upon their becoming available, one copy of each financial statement, report, notice, press release or proxy statement sent by the Company to stockholders generally or made available to the public and one copy of each regular or periodic report, registration statement or prospectus filed by the Company or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and, if the Purchaser or any such Institutional Holder so requests, one copy of any material order in any proceedings to which the Company or any of its Restricted Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Restricted Subsidiaries;

                  (e) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the applicable requirements of ss.ss.5.6 through 5.12 hereof at the end of the period covered by the financial statements then being furnished and (2) whether, to the best of his knowledge based on such review, there existed as of the date of such financial statements or there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and extent thereof and the action the Company is taking, has taken or proposes to take with respect thereto; provided further, that such certificates as are delivered with respect to (i) the period provided for in paragraph (b) above, shall include a list of any changes in Restricted Subsidiaries as at the end of such period, and (ii) the periods provided for in paragraphs (a) and (b) above shall set forth for each Restricted Subsidiary, the amount of Indebtedness of such Restricted Subsidiary outstanding at the end of such period together with a brief description of such Indebtedness;

                  (f) Accountants' Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who are reporting upon such financial statements, stating that they have reviewed this Agreement and, stating further, whether in making their audit such accountants (1) have not become aware that the Company and the Restricted Subsidiaries have failed to comply with the terms, covenants, provisions, or conditions contained in ss.5 hereof and (2) have examined the schedules to such reports or other certificates or documents containing calculations of the financial covenants required to be performed or observed pursuant to ss.ss.5.6 through 5.12 hereof, and in their opinion, the information set forth in such schedules or other certificates or documents is fairly stated in all material respects in relation to the annual consolidated financial statements taken as a whole;

                  (g) ERISA Notices. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or any Subsidiary affected with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto: (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan other than a "standard termination" under Section 4041(b) of ERISA; (3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan; (4) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; or (5) any material increase in the contingent liability of the Company or any subsidiary with respect to any post-retirement welfare liability; and

                  (h) Requested Information. With reasonable promptness, such other data and information as any Purchaser or any such Institutional Holder may reasonably request, including, without limitation, such financial or other information as any holder of the Notes or any Person designated by such holder may reasonably determine as required to permit such holder to comply with requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Notes.

Without limiting the foregoing, the Company will permit any Purchaser, so long as such Purchaser is the holder of a Note, and each Institutional Holder of the then outstanding Notes (or such agent(s) as either such Purchaser or such Institutional Holder may designate) to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted

Subsidiary, and to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes such accountants to discuss with such Purchaser the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall be required to pay or reimburse any such Purchaser or any such Institutional Holder for reasonable expenses which such Purchaser or any such Institutional Holder may incur in connection with any such visitation or inspection occurring at such time as any Event of Default shall have occurred and be continuing.

         All information which is furnished to or obtained by any holder of Notes pursuant to this ss.5.16 or otherwise pursuant to this Agreement shall, if so requested in writing by the Company, be received and held in confidence unless or until the same has been publicly disclosed by the Company; provided, however, nothing herein contained shall limit or impair the right or obligation of any Institutional Holder of the Notes to disclose such information: (a) to its auditors, trustees, advisors, attorneys, employees or agents, (b) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Institutional Holder or to the United States National Association of Insurance Commissioners or similar organizations or their successors, (d) which is publicly available or readily ascertainable from public sources, or which is received by any Institutional Holder of the Notes from a third Person who or which is not bound to keep the same confidential, (e) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, (f) in connection with the enforcement by an Institutional Holder of its rights under or in respect of this Agreement or the Notes after the occurrence of a Default or Event of Default, or (g) to the extent necessary in connection with any contemplated transfer of any of the Notes by an Institutional Holder thereof (it being understood and agreed that any such transferee which purchases such Notes shall itself be bound by the terms and provisions hereof.)

         Section 5.17. Subsidiary Guaranty. The Company will cause each Subsidiary which is, or becomes, a guarantor of Indebtedness under the Bank Credit Agreement (excluding any Foreign Subsidiary which borrows amounts denominated in its local currency (and Guaranties of such borrowings by other Foreign Subsidiaries))to be a party to the Subsidiary Guaranty. In the case of any such Subsidiary which becomes a guarantor under the Bank Credit Agreement after the Closing Date, concurrently with such Subsidiary becoming a guarantor under the Bank Credit Agreement, the Company will deliver to each holder of the Notes the following items:

                  (i) a joinder agreement in respect of the Subsidiary Guaranty which shall have been duly executed by such Subsidiary;

                  (ii) a certificate signed by the President, a Vice President or Treasurer of the Company making representations and warranties to the effect of those contained in

         Paragraphs 10 and 12 of Exhibit B, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

                  (iii) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the holders of a majority in principal amount of the Notes outstanding at the time, to the effect that the joinder to the Subsidiary Guaranty has been duly authorized, executed and delivered by such Subsidiary and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 5.18. Restrictions on Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, agree to or otherwise permit to exist any contractual limitation on the payment of dividends or other distributions to the Company.

SECTION 6.           EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

                  (b) Default shall occur in the making of any required prepayment on any of the Notes as provided inss.2; or

                  (c) Default shall occur in the making of any other payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                  (d) Default shall be made in the payment of the principal of or interest on Indebtedness for borrowed money of the Company or any Restricted Subsidiary (other than the Notes) aggregating more than $3,000,000 as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (e) Default or the happening of any event shall occur under any indentures, agreements or other instruments (other than the Agreement) under which any Indebtedness for borrowed money of the Company or any Restricted Subsidiary aggregating more than $3,000,000 may be issued and such defaults or events shall continue for a period of time sufficient to permit the acceleration of the maturity of such Indebtedness of the Company or such Restricted Subsidiaries, as the case may be, outstanding thereunder; or

                  (f) Default shall occur in the observance or performance of any covenant or agreement contained inss.5.6 throughss.5.12 hereof; or

                  (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied or waived within 30 days after the chief executive officer or the chief operating officer or the chief financial officer of the Company first has actual knowledge of such default; or

                  (h) if any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company or any Subsidiary in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or any Subsidiary pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (i) the Subsidiary Guaranty ceases to be in full force and effect or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Subsidiary Guaranty; or

                  (j) final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; provided, however, that the existence of such judgment or judgments shall not constitute an Event of Default if
         (1) the aggregate amount of such judgment or judgments shall be fully covered by insurance issued by financially sound and reputable insurers and (2) within such 60 day period, the Company shall have caused such insurers to provide the holders of the Notes with written confirmation that such coverage (i) equals or exceeds the amount of such judgment or judgments and (ii) is not being contested as to amount or coverage by such insurers; or

                  (k) a custodian, receiver, liquidator or trustee of the Company or any Principal Subsidiary, or of any of the property of either, is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than 60 days; or the Company or any Principal Subsidiary generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they mature; or the Company or any Principal Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Principal Subsidiary; or any of the material property of either is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company or any Principal Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not stayed or dismissed within 60 days after filing; or

                  (l) the Company or any Principal Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company, any Principal Subsidiary, or any of the property of either.

         Section 6.2. Notice to Holders. When any Event of Default described in ss.6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding.

         Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of ss.6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (j), inclusive, of ss.6.1 has happened and is continuing, the holder or holders of 70% or more of the principal amount of Notes at the time outstanding may, in addition to any other rights and remedies available at law or in equity, by notice in writing sent in the manner provided in ss.9.6 hereof to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) or (l) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes plus, to the extent not prohibited by law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the applicable Make-Whole Amount determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of any holder of the Notes nor any delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         Section 6.4. Rescission of Acceleration. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(k), inclusive, of ss.6.1, the holders of not less than 75% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or the Agreement;

                  (b) all arrears of interest on all the Notes and all other sums payable under the Notes and under the Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under ss.6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant toss.7.1;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.           AMENDMENTS, WAIVERS AND CONSENTS

         Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 70% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by ss.2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or
(c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this ss.7 or ss.6.

         Section 7.2. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         Section 7.3. Solicitation of Holders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Agreement or the Notes unless each holder of the Notes shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or amendment effected pursuant to the provisions of ss.7.1 shall be delivered by the Company to each registered holder of outstanding Notes following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all the Notes then outstanding.

SECTION 8.           INTERPRETATION OF AGREEMENT; DEFINITIONS

         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Affiliate" shall mean any Person (other than a Restricted Subsidiary)
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Agreement.

         "Bank Credit Agreement" means that certain Three Year Revolving Credit Agreement dated as of August 31, 2001, by and among the Company, and the financial institutions named therein, as amended, supplemented, renewed or restated and any replacement facility which constitutes the primary bank credit facility of the Company.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person and its subsidiaries prepared in accordance with GAAP.

         "Company" shall mean Johnson Outdoors Inc., a Wisconsin corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Johnson Outdoors Inc.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Consolidated Current Debt" shall mean, without duplication, Current Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis eliminating intercompany items.

         "Consolidated Funded Debt" shall mean, without duplication, Funded Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period shall mean net income of the Company, and its Restricted Subsidiaries from continuing operations determined on a consolidated basis in accordance with GAAP consistently applied, and excluding net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged or liquidated into or with the Company or a Restricted Subsidiary prior to the date of such consolidation, merger or liquidation.

         "Consolidated Net Worth" shall mean as of the date of any determination thereof the amount of the par or stated value of all outstanding capital stock, capital surplus, and retained earnings of the Company and its Restricted Subsidiaries, net of all cumulative translation adjustments and contingent compensation adjustments determined on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Restricted Subsidiaries on a consolidated basis after deducting therefrom all Investments incurred pursuant to and within the limitations of ss.5.12(i).

         "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Consolidated Net Worth less (a) all assets of the Company and its Restricted Subsidiaries that are properly classified as "intangible assets" all determined in accordance with GAAP and (b) all Investments incurred pursuant to and within the limitations of ss.5.12(i).

         "Consolidated Tangible Net Worth Available for Investments" shall mean as of the date of any determination thereof the sum of (a) Consolidated Tangible Net Worth and (b) all Investments incurred pursuant to and within the limitations of ss.5.12(i) hereof.

         "Consolidated Total Assets" of the Company and its Restricted Subsidiaries shall mean as of the date of any determination thereof the total assets of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" shall mean as of the date of any determination thereof the sum of (a) Consolidated Net Worth and (b) Consolidated Funded Debt.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (a) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets other than Funded Debt, provided that any portion of such obligations incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of stock pursuant to and in compliance with ss.5.8(c)(5) and which are at the date of any determination of Current Debt contingent as to amount or as to payment shall not be treated as Current Debt on such date, (b) Guaranties of Current Debt of others and (c) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse which would not constitute Funded Debt pursuant to the terms of the definition thereof.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Restricted Subsidiary" shall mean any Restricted Subsidiary
(a) which is organized under the laws of the United States or any State thereof and (b) which conducts substantially all of its business and has substantially all of its assets within the United States.

         "Eighty Percent-Owned Restricted Subsidiary" shall mean a Subsidiary of which 80% or more (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by the Company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Excluded Subsidiary Obligations" shall mean (a) the Subsidiary Guaranty and any other Guaranty of Indebtedness of the Company or another Restricted Subsidiary by a Subsidiary Guarantor, and (b) obligations of a Subsidiary Guarantor as co-obligor with the Company or another Restricted Subsidiary on Indebtedness under note agreements, loan agreements or credit agreements (other than the Bank Credit Agreement); provided that each creditor which is the beneficiary of any such Guaranty or which is a party to any such note agreement, loan agreement or credit agreement (or an agent acting on its behalf) shall have become a party to the Intercreditor Agreement.

         "Event of Default" is defined in ss.6.1.

         "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries.

         "Fixed Charge Coverage Ratio" shall mean the ratio of (i) Net Income Available for Fixed Charges to (ii) Fixed Charges determined as of the end of each fiscal quarter for the period consisting of the immediately preceding four fiscal quarters (each such rolling four fiscal quarter period being treated as a single accounting period).

         "Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of a jurisdiction other than the United States or any jurisdiction thereof.

         "Funded Debt" of any Person shall mean (a) all Indebtedness for or in respect of borrowed money or which has been incurred in connection with the acquisition of property or assets, in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods of more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payment shall constitute a current liability of the obligor under GAAP, provided that any portion of such obligations incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of capital stock pursuant to and in compliance with ss.5.8(c)(5) and which are at the date of any determination of Funded Debt contingent as to amount or as to payment shall not be treated as Funded Debt on such date, (b) all Capitalized Rentals,
(c) all Guaranties by such Person of Funded Debt of others and (d) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse. For purposes of any determination of under this Agreement, revolving credit Indebtedness under the Bank Credit Agreement shall not be deemed to be Funded Debt except to the extent that such Indebtedness shall be included in the Average Outstanding Balance of Consolidated Current Debt determined in accordance with ss.5.6.

          "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time. Notwithstanding the foregoing, in the event that any Accounting Changes (as defined below) shall occur, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, (2) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation or dividend.

         "Indebtedness" of any Person shall mean and include (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (except for obligations under bona fide employment, consulting, non-competition, lease and similar agreements), provided that any portion of such obligations which have been incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of stock pursuant to and in compliance with ss.5.8(c)(5) and which are at the date of any determination of Indebtedness contingent as to amount or as to payment shall not be treated as Indebtedness on such date, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) all Guaranties by such Person of obligations of others of the character referred to in this definition, (e) Capitalized Rentals, and (f) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse.

         "Institutional Holder" shall mean any of the following Persons: (a) any bank or any savings and loan association, savings institution, trust company or other institution acting for its own account or in a fiduciary capacity, (b) any insurance company, (c) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (d) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (e) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, who is a member of a national securities exchange or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (f) any government, any public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds, (g) any other entity all of the equity owners of which are Institutional Holders or (h) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Act.

         "Intercreditor Agreement" is defined in Section 1.2.

         "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

         "Investments" of any Person shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or any other obligations or Securities or by loan, advance, capital contributions or otherwise.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, including, without limitation, the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and including any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, lease and other similar title exceptions and encumbrances affecting real property. For the purpose of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in another Person for security purposes.

         "Make-Whole Amount" shall mean an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to a Note, the principal of the Note that is to be prepaid pursuant to ss.2.2 or 2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of a Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of a Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to ss.2.2 or 2.3 or 6.3.

                  "Settlement Date" means, with respect to the Called Principal of a Note, the date on which such Called Principal is to be prepaid pursuant to ss.2.2, 2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.2, as the context requires.

         "Multiemployer Plan" shall have the meaning as in ERISA.

         "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, and (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period.

         "Overdue Rate" shall mean as of the date of any determination thereof the lesser of (a) the maximum rate permitted by law and (b) 9.82% per annum.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" shall mean a plan that is both a "pension plan," as such term is defined in Section 3(2) of ERISA, and a "defined benefit pension plan" as defined in Section 414(j) of the Internal Revenue Code of 1986 which is established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Principal Subsidiary" shall mean any Restricted Subsidiary which had
(a) total assets, on a consolidating basis, as of the last day of the most recently ended fiscal quarter of the

Company, of an amount equal to or greater than 2% of Consolidated Total Assets of the Company as of the last day of such fiscal quarter, or (b) net income, on a consolidating basis, for the Company's most recent fiscal year, equal to or greater than 2% of Consolidated Net Income of the Company for such year.

         "Rentals" of any Person shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by such Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Restricted Subsidiary" shall mean any Subsidiary of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company.

         "Security" shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Subsidiary Guarantor" means each of the domestic Subsidiaries of the Company on the date of this Agreement and each other Subsidiary of the Company that subsequent to the date of this Agreement becomes a party to the Subsidiary Guaranty in accordance with ss.5.17 of this Agreement.

         "Subsidiary Guaranty" is defined in ss.1.2.

         "Tangible Assets" of any Person shall mean, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion, and other properly deductible valuation reserves) after deducting the following: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred charges, the excess of cost of shares acquired over book value of related assets, any write up in the book value of any asset resulting from a revaluation thereof subsequent to March 29, 1991 (except in connection with the acquisition of such assets) and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares or shares owned by foreign domiciliaries as required by law) shall be owned by the Company and/or one or more of its Wholly-Owned Restricted Subsidiaries.

         Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.           MISCELLANEOUS.

         Section 9.1. Registration of Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided any
Note issued pursuant to this Agreement.

         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.9.1, this ss.9.2 or ss.9.3, and upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes, in registered form, for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $3,000,000 or any multiple of $100,000 in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange; provided that, notwithstanding the foregoing, any Note issued on the Closing Date or any Note substituted therefor in a denomination of less than $3,000,000 may be exchanged in whole by any holder thereof.

         Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond or indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver, without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction, shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

         Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to all investment banking and similar fees, the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to such Purchaser's home office or at such other place as such Purchaser may designate, and all reasonable out-of-pocket costs and expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save such Purchaser harmless against any and all liability with respect to obtaining a "private placement number" for the Notes from Standard & Poor's Corporation in accordance with the requirements of the National Association of Insurance Commissioners and with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the initial issuance of the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement, other than any such fees or commissions claimed by any Person engaged by such Purchaser. Each Purchaser hereby represents to the Company that no broker or finder was employed or retained by it in connection with its purchase of the Notes.

         Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to ss.7, shall extend to or affect any obligation or right not expressly waived or consented to.

         Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to the Purchasers, delivered or mailed by overnight courier or by facsimile communication, in each case addressed to each Purchaser at such Purchaser's address appearing on Schedule I to this Agreement or such other address as such Purchaser or the subsequent holder of any Note initially issued to such Purchaser may designate to the Company in writing, and, if to the Company, delivered or mailed by prepaid overnight courier or by facsimile communication to the Company at the address specified on page 1 hereof,
Attention: Treasurer, or to such other address as the Company may in writing designate to the Purchasers or to a subsequent holder of the Note initially issued to the Purchasers; provided, however, that a notice to any Purchaser by overnight courier shall only be effective if delivered to such Purchaser at a street address designated for such purpose in Schedule I attached hereto, and a notice to any Purchaser by facsimile communication shall only be effective if confirmed by prepaid overnight courier, or, in either case, as such Purchaser or a subsequent holder of any Note initially issued to such Purchaser may designate to the Company in writing.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and to the benefit of its successors and assigns, including each successive holder or holders of any Notes; provided, however, that notwithstanding any other provisions of this Agreement or the Notes, the Notes shall not be transferable to any Person that is not an Institutional Holder.

         Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

         Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part which may, for any reason, be declared invalid.

        Section 9.10. Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchasers at the closing of their respective purchases of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and each such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 9.11. Governing Law; Waiver of Jury Trial. (a) This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Wisconsin law. Notwithstanding the preceding sentence, nothing in this Agreement shall be construed to subject the holder of any Notes that is an insurance company to the laws of the State of Wisconsin.

         (b) The Company and the Purchasers each hereby irrevocably and unconditionally waive trial by jury.

         Section 9.12. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by the Purchasers shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                         JOHNSON OUTDOORS INC.



                                         By:  /s/ Wade T. Neuharth
                                             -----------------------------------
                                                  Wade T. Neuharth
                                             Its: Treasurer

Accepted as of the first date written above.

                                         JOHN HANCOCK LIFE INSURANCE COMPANY



                                         By:  /s/ Kathleen E. McDonough
                                             -----------------------------------
                                             Name: Kathleen E. McDonough
                                             Its:  Director

Accepted as of the first date written above.

                                         JOHN HANCOCK VARIABLE LIFE INSURANCE
                                           COMPANY



                                         By:  /s/ Kathleen E. McDonough
                                             -----------------------------------
                                             Name: Kathleen E. McDonough
                                                   Authorized Signatory

Accepted as of the first date written above.

                                         MELLON BANK, N.A., solely in its
                                           capacity as Trustee for the Bell
                                           Atlantic Master Trust (as directed
                                           by John Hancock Life Insurance
                                           Company), and not in its individual
                                           capacity



                                         By:  /s/ Bernadette Rist
                                             -----------------------------------
                                             Name: Bernadette Rist
                                                   Authorized Signatory




THE DECISION TO PARTICIPATE IN THE INVESTMENT, ANY REPRESENTATIONS MADE HEREIN BY THE PARTICIPANT, AND ANY ACTIONS TAKEN HEREUNDER BY THE PARTICIPANT HAS/HAVE BEEN MADE SOLELY AT THE DIRECTION OF THE INVESTMENT FIDUCIARY WHO HAS SOLE INVESTMENT DISCRETION WITH RESPECT TO THIS INVESTMENT.

Accepted as of the first date written above.

                                         CLARICA LIFE INSURANCE COMPANY-U.S.



                                         By:  /s/ Constance L. Keller
                                             -----------------------------------
                                             Name: Constance L. Keller
                                             Title: Executive Director,
                                                      Private Placements

Accepted as of the first date written above.

                                         AMERICAN FAMILY LIFE INSURANCE COMPANY



                                         By:  /s/ Phillip Hannifan
                                             -----------------------------------
                                             Name: Phillip Hannifan
                                             Title: Investment Director

Accepted as of the first date written above.

                                         STATE OF WISCONSIN INVESTMENT BOARD



                                         By:  /s/ Monica A. Jaehnig
                                             -----------------------------------
                                             Name: Monica A. Jaehnig
                                             Title: Porfolio Manager-Private
                                                     Placements